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SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:

[X]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]	Definitive Information Statement

FIRSTBINGO.COM
 (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	None required
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

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FIRSTBINGO.COM
120 Adelaide Street West
Suite 1214
Toronto, Ontario, Canada M5H 1T1
(416) 281-3335

September __, 2006

INFORMATION STATEMENT

Dear Stockholder:

This Information Statement (the "Information Statement") is furnished by the Board of Directors of FIRSTBINGO.COM, a Nevada corporation (the "Company", or "us"), to the stockholders of record of the Company at the close of business on September __, 2006 (the "Record Date") to provide information with respect to certain corporate actions taken by written consent of holders of a majority of the outstanding shares of the Company's common stock that were entitled to vote on such actions (the "Majority Stockholders").

The written consent, executed by the Majority Stockholders on the Record Date, approved an amendment to our Articles of Incorporation to effect a one-for-10 reverse split of our common stock and to change the name of the Company to South Shore Resources, Inc.

The Majority Stockholders, holding approximately 83.41% of the outstanding shares of the Company's common stock, has approved, by written consent, all of the above-described actions. Therefore, all required corporate approvals for these actions have been obtained. This Information Statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by Rule 14c-2 under the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

RICHARD WACHTER
Richard Wachter
President, Principal Financial Officer and a member of the Board of Directors

Toronto, Ontario, Canada

FIRSTBINGO.COM
120 Adelaide Street West
Suite 1214
Toronto, Ontario, Canada M5H 1T1
(416) 281-3335

September __, 2006

PURPOSE OF INFORMATION STATEMENT

This Information Statement (the "Information Statement") is being mailed on or about September __, 2006 to the stockholders of record of FIRSTBINGO.COM, a Nevada corporation (the "Company," or "us"), at the close of business on September __, 2006 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished by our Board of Directors to provide stockholders with information concerning an amendment to our Articles of Incorporation to effect:

  A 1-for-10 reverse split of the Company's common stock approved by holders of a majority of our voting stock (the "Majority Stockholders"), on the Record Date.

  Change the name of the Company to South Shore Resources, Inc.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date were entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company had one series of common stock, par value $0.001 per share, outstanding. On the Record Date, 33,728,524 validly issued shares of our common stock were issued and outstanding and held of record by 116 registered stockholders.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada General Corporation Law (the "NGCL"). Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, we chose to obtain the written consent of a majority of the Company's voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least twenty days after this Information Statement has first been sent or given to the Company's stockholders.

DISSENTERS' RIGHTS

The NGCL does not provide for dissenters' rights in connection with any of the actions described in this Information Statement, and we will not provide stockholders with any such right independently.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

ACCOUNTANTS

The name our current independent public accountant is Williams and Webster, P.S.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK AT A RATIO OF ONE-FOR-10

General

On July 5, 2006, our Board of Directors unanimously approved and recommended that the stockholders approve, and on the Record Date the Majority Stockholders approved, an amendment to the Articles of Incorporation to effect a reverse stock split of our common stock. The Board of Directors determined that by reducing the number of shares outstanding of our common stock from 33,728,524 to approximately 3,372,853 shares, the market price per share will appear more attractive to potential investors. Further, on the Record Date the Majority Stockholders approved the change of the name of the Company to South Shore Resources, Inc.

The reverse stock split, when implemented, will not change the par value of our common stock. Except for any changes as a result of the treatment of fractional shares, each stockholder who owns 10 or more shares will hold the same percentage of common stock outstanding immediately following the reverse stock split as such stockholder did immediately prior to the reverse stock split.

CONSENT REQUIRED

Approval of the amendment required the consent of the holders of a majority of the outstanding shares of our common stock, as of the Record Date. The Majority Stockholders who own approximately 83.41% of the outstanding shares of our common stock as of the Record Date, have given their consent to the amendment, and, accordingly, the requisite stockholder approval for this action was obtained by the execution of the Majority Stockholders written consent in favor of the actions. We do not intend to seek additional stockholder approval prior to the effectiveness of this action. This Information Statement is being mailed to you solely for your information. We are not providing you with a proxy and you are not requested to send a proxy.

The names of those approving the reverse stock split and name change appear below:

Arthurs Seat Ltd.	(1,406,650 shares)
Acromantual Incorporated	(1,406,650 shares)
Allouette Enterprises Ltd.	(1,406,650 shares)
Bearsden Holdings Ltd.	(1,406,650 shares)
Bothwell Incorporated	(1,406,650 shares)
Kalypso Investment Holdings Ltd.	(1,406,650 shares)
Kinlochlieven Ltd.	(1,406,650 shares)
Klippen Investment Holdings Ltd.	(1,406,650 shares)
Lomand Enterprises Ltd.	(1,406,650 shares)
Mitanis Investments Ltd.	(1,406,650 shares)
Shawfield Ltd.	(1,406,650 shares)
Strathclyde Investments Ltd.	(1,406,650 shares)
Strathhaven Holdings Inc.	(1,406,650 shares)
Strathblane Ltd.	(1,406,650 shares)
Snap Dragon Enterprises Inc.	(1,406,650 shares)
Toryglen Incorporated	(1,406,650 shares)
Topanga Investment Holdings Ltd.	(1,406,650 shares)
Taragon Enterprises Inc.	(1,406,650 shares)
Yukon Highlander Ltd.	(1,406,650 shares)
Welchman Enterprises Ltd.	(1,406,650 shares)

AMENDMENT TO ARTICLES OF INCORPORATION

Approximately twenty days after this Information Statement has first been sent or given to stockholders, our Articles of Incorporation will be amended to effect a 1-for-10 reverse stock split. The number of authorized shares will not be decreased nor will the par value per share be increased. Further our Articles of Incorporation will be amended to reflect the change of the Company's name to South Shore Resources, Inc.

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

The market price per new share of our common stock after the reverse stock split (the "New Shares") may not rise or remain constant in proportion to the reduction in the number of old shares of our common stock outstanding before the reverse stock split ("Old Shares"). Accordingly, the total market capitalization of our common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. In the future, the market price of our common stock following the reverse stock split may not equal or exceed the market price prior to the reverse stock split. In many cases, the total market capitalization of a company following a reverse stock split is lower than the total market capitalization before the reverse stock split.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

The reverse stock split will be effected simultaneously for all of our common stock and the exchange ratio will be the same for all of our common stock. The reverse stock split will affect all of our common stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse stock split results in fractional shares being rounded up to the next whole share. See "Fractional Shares" below.

The reverse stock split will affect all stockholders uniformly and will not affect materially such stockholders' percentage ownership interests in the company. Common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. Following the reverse stock split, we will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

Fractional Shares.

No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share. This is being done to avoid the expense and inconvenience of issuing and transferring fractional shares of our common stock as a result of the reverse stock split.

Authorized Shares.

As of the Record Date, we had 50,000,000 shares of common stock authorized and 33,728,524 shares of common stock outstanding. Although the number of shares of common stock we are authorized to issue will not change as a result of the reverse stock split, the number of shares of our common stock issued and outstanding will be reduced to a number that will be approximately equal to the number of shares of common stock issued and outstanding immediately prior to the effectiveness of the reverse stock split divided by 10. Authorized but unissued shares will be available for issuance, and we may issue such shares in financings or otherwise. If we issue additional shares, the ownership interest of holders of common stock may also be diluted.

Accounting Matters.

The reverse stock split will not affect the par value of our common stock. As a result, as of the effective time of the reverse stock split, the stated capital on our balance sheet attributable to our common stock will be reduced proportionately based on the reverse stock split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Potential Anti-Takeover Effect.

Although, the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board of Directors or contemplating a tender offer or other transaction for the combination of us with another company), the reverse stock split is not a response to any effort of which we are aware to accumulate our shares of common stock or obtain control of the Company, nor is it part of a plan by our management to recommend a series of similar amendments to our Board of Directors and stockholders.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

Approximately twenty days after this Information Statement has first been sent or given to stockholders, we will file an amendment to our Articles of Incorporation in the form approved by our Majority Stockholder with the Secretary of State of the State of Nevada. The reverse stock split will become effective upon the filing of our Amended Articles of Incorporation with the State of Nevada, which is referred to below as the "effective time." Beginning at the effective time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

Our transfer agent, Transfer Online, Inc.J, 317 SW Alder Street, 2nd Floor, Portland, Oregon 97204, is acting as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares must surrender certificates representing Old Shares for certificates representing New Shares in accordance with the procedures set forth in the letter of transmittal accompanying this Information Statement. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the exchange agent. The Company will pay all fees, including the transfer agent's fee, associated with certificate exchange and delivery.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S).

STOCK OWNERSHIP

The following table sets forth information as of the Record Date, regarding the beneficial ownership of our common stock (i) by each person or group known by our management to own more than 5% of the outstanding shares of our common stock, (ii) by each director, the chief executive officer and our other executive officers, and (iii) by all directors and executive officers as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below, subject to applicable community property laws.

The name, address and number of shares owned by:

	Shares Beneficially Owned		Percentage Outstanding
	Before	After	Before	After
Name	Stock Split	Stock Split	Stock Split [1]	Stock Split [2]
Richard L. Wachter	0	0	0%	0%
Times Square, Provo
BWI, P.O. Box 663
Turks and Caicos Island

Michael Kabin	0	0	0%	0%
120 Adelaide Street West
Suite 1214
Toronto, Ontario M5H 1T1

All Officers and Directors as a group (2 Person)	0	0	0%	0%

[1]

In determining the percent of voting stock owned by a person before the reverse stock split, (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the 33,728,524 shares of common stock outstanding on the Record Date, and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

[2]

In determining the percent of voting stock owned by a person after the reverse stock split (a) the numerator is the number of shares of common stock beneficially owned by the person, including shares the beneficial ownership of which may be acquired within 60 days upon the exercise of options or warrants or conversion of convertible securities, and (b) the denominator is the total of (i) the approximately 3,372,853 shares of common stock that will be outstanding after the reverse stock split and (ii) any shares of common stock which the person has the right to acquire within 60 days upon the exercise of options or warrants or conversion of convertible securities. Neither the numerator nor the denominator includes shares which may be issued upon the exercise of any other options or warrants or the conversion of any other convertible securities.

MARKET FOR OUR COMMON STOCK

Our shares of common stock are traded on the Bulletin Board operated by the National Association of Securities Dealers, Inc. (the "Bulletin Board") under the trading symbol "FBGO."

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.